UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2008

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 4, 2008, Magnetek, Inc. (the “Company”) acquired substantially all of the operating assets and assumed certain operating liabilities of Enrange LLC (“Enrange”) pursuant to an Asset Purchase Agreement entered into as of such date among the Company, Enrange and the members of Enrange.  In exchange for the Enrange assets, Magnetek paid a purchase price of $2,500,000 in the aggregate, including $1,750,000 in cash paid at closing and $750,000 via a promissory note, payable on the first anniversary of the closing date.  In addition, the Asset Purchase Agreement provides that Enrange has the right to receive earn-out payments of at least $60,000 in 2008, $65,000 in 2009 and $75,000 in 2010.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

On February 5, 2008, the Company issued a press release announcing the completion of the acquisition of the Enrange assets.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement dated as of February 4, 2008, by and between the Company and Enrange LLC, W. Christopher Dulin, William Gibson and David Ashburn.

99.1	Magnetek, Inc. Press Release dated February 5, 2008 entitled “Magnetek, Inc. Acquires Assets and Business of Enrange LLC.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Date: February 5, 2008	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description

10.1	Asset Purchase Agreement dated as of February 4, 2008, by and between the Company and Enrange LLC, W. Christopher Dulin, William Gibson and David Ashburn.

99.1	Magnetek, Inc. Press Release dated February 5, 2008 entitled “Magnetek, Inc. Acquires Assets and Business of Enrange LLC.”